Mary P. Breen
                                                                  Vice President
                                                   and Associate General Counsel
[EQUITABLE - MEMBER OF THE GLOBAL AXA GROUP LOGO]                 (212) 314-3815
                                                             Fax: (212) 707-1882

                                                                  LAW DEPARTMENT

                                                              February 27, 1997


The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104

Dear Sirs:

         This opinion is furnished in connection with the filing by The Equitable Life Assurance Society of the United States ("Equitable") of a Notice (the "Notice") pursuant to Rule 24f-2 (the "Rule") under the Investment Company Act of 1940 relating to the registration by Equitable and its Separate Account I ("Separate Account I") under the Securities Act of 1933 (the "1933 Act") of an indefinite amount of interests ("Interests") to be issued under variable life insurance policies previously issued by Equitable Variable Life Insurance Company ("Equitable Variable") (the "Policies"). Equitable Variable, a wholly-owned subsidiary of Equitable, was merged with and into Equitable on January 1, 1997 (the "Merger"). Pursuant to the Merger, Equitable became the depositor of Separate Account I and the Policies became obligations of Equitable.

         An indefinite amount of Interests was registered by Equitable Variable and Separate Account I in the filing under the 1933 Act of Post-Effective Amendment No. 11 to Registration Statement No. 2-54105 on Form S-6 (the "Equitable Variable Registration Statement"), which became effective on April 30, 1981. On December 11, 1996 a new registration statement relating to the Interests was filed by Equitable and Separate Account I in preparation for the Merger (the "Equitable Registration Statement"). The Equitable Registration Statement was declared effective on December 19, 1996 under the new registration number 333-17633.

         The Policies are designed to provide life insurance protection for the whole of life under the plans and arrangements described in the Prospectuses and Prospectus Supplements included in the Registration Statements (the "Prospectuses").

         I have examined all such corporate records of Equitable Variable, Equitable, Separate Account I and such other documents and such laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:


                      THE EQUITABLE LIFE ASSURANCE SOCIETY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

The Equitable Life Assurance Society of the United States
February 27,1997
Page 2


         1. Equitable is a corporation duly organized and validly existing under the laws of the State of New York.

         2. Separate Account I was duly established and is maintained by Equitable pursuant to the laws of the State of New York, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account I, are, in accordance with the Policies, credited to or charged against such account without regard to other income, gains or losses of Equitable.

         3. The assets of Separate Account I are owned by Equitable; Equitable is not a trustee with respect thereto. The Policies provide that the portion of the assets of Separate Account I equal to the reserves and other Policy liabilities with respect to Separate Account I will not be chargeable with liabilities arising out of any other business Equitable may conduct and that Equitable reserves the right to transfer assets of Separate Account I in excess of such reserves and Policy liabilities to the general account of Equitable.

         4. The Policies (including any Interests duly credited thereunder) have been duly authorized by Equitable and each of the Policies (including any such Interests) constitutes a validly issued and binding obligation of Equitable in accordance with its terms. Purchasers of the Policies are subject only to the deductions, charges and fees set forth in the Prospectuses.

                                                     Yours very truly,

                                                     /s/ Mary P. Breen
                                                     ----------------
                                                         Mary P. Breen